     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                CITIGROUP INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                            52-1568099
          (State or other jurisdiction of                             (I.R.S. employer
          incorporation or organization)                           identification number)

                            ------------------------

                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                           STEPHANIE B. MUDICK, ESQ.
                       GENERAL COUNSEL - CORPORATE LAW
                                CITIGROUP INC.
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

       TITLE OF SHARES                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
           TO BE                    AMOUNT TO BE             OFFERING PRICE              AGGREGATE
         REGISTERED                  REGISTERED                PER UNIT(1)            OFFERING PRICE(1)
Common Stock................       100,000 shares                $46.53125              $4,653,125
par value $.01


                                      AMOUNT OF
                                 REGISTRATION FEE
   .................                $1,294


(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 and based on the average of the high and low prices of the Common Stock on December 14, 1998


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998

PROSPECTUS

                                 CITIGROUP INC.

                           TRAVELERS LIFE AND ANNUITY
                        AGENCY CAPITAL ACCUMULATION PLAN

                         100,000 shares of Common Stock

        The shares are traded on the New York Stock Exchange, Symbol: C

Under the Travelers Life and Annuity Agency Capital Accumulation Plan, restricted shares of common stock of Citigroup Inc. will be used to attract and retain key insurance agencies of The Travelers Insurance Company and its subsidiary, The Travelers Life and Annuity Company. The agencies receiving the shares must meet certain conditions and must agree to receive the shares in place of a portion of cash compensation. The price of the shares is based on Citigroup's stock price discounted by 25%. The shares have restrictions imposed on them and may be forfeited in certain circumstances.

This prospectus explains:

     - how the agencies can participate

     - the requirements for receiving the shares

     - how the share price is calculated

     - restrictions on the shares

     - the forfeiture policy if certain requirements are not met

     - other aspects of the Plan

Citigroup indirectly owns The Travelers Insurance Company and The Travelers Life and Annuity Company which together sponsor the Agency Capital Accumulation Plan. Where required, Tower Square Securities Inc., a registered broker-dealer, will act as the agent on Citigroup's behalf. Citigroup does not pay any underwriting discount or commission in connection with these shares.

Citigroup's principal executive offices are located at 153 East 53rd St., New York, NY 10043; telephone number (212) 559-1000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR TRUTHFUL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                       PROSPECTUS DATED DECEMBER   , 1998

                                 CITIGROUP INC.

Citigroup Inc., (referred to in this document as "Citigroup" or "the Company") is a holding company formerly known as Travelers Group Inc. Citigroup indirectly owns the Travelers Insurance Company and its affiliates. On October 8, 1998, Travelers Group Inc. changed its name to Citigroup Inc., in connection with the merger of Citicorp into a new wholly owned subsidiary of Citigroup. Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. These businesses include Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSBC Asset Management, Travelers Life and Annuity, and Travelers Property Casualty.

The Company is a holding company, and services its obligations primarily with dividends and advances that it receives from subsidiaries. The subsidiaries' dividend paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements, including those imposed by federal bank regulatory authorities, the insurance departments of a number of states, and various capital requirements imposed by securities regulators. The Company is also subject to certain capital requirements as a bank holding company. Each of the Company's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Company may be required to commit resources to its subsidiary banks in certain circumstances.

                                   TRAVELERS

The Travelers Insurance Company is a stock insurance company chartered in 1864 in Connecticut. It has been continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. Its Home Office is located at One Tower Square, Hartford, CT 06183.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut. It is a wholly owned subsidiary of The Travelers Insurance Company. The two companies together are called "Travelers."

                           TRAVELERS LIFE AND ANNUITY
                        AGENCY CAPITAL ACCUMULATION PLAN
--------------------------------------------------------------------------------
GENERAL INFORMATION

Under the Plan, Citigroup issues restricted stock to certain agencies that elect to participate. By participating in the Plan, the agencies will receive awards of restricted stock instead of a portion of cash compensation. Eligible agencies must have general agency agreements with Travelers.

The Company's Board of Directors authorized the Plan on October 20, 1998; it will become effective on January 1, 1999. The Plan enables Travelers to attract, retain and motivate independent life insurance agencies that sell its life, health and annuity products. The Plan allows Travelers to compensate the agencies for their contributions to the growth and profits of Travelers and its parent, Citigroup. It also encourages the agencies, their principals and associated agents to own Citigroup common stock. Citigroup's Personnel, Compensation and Directors Committee, or its designee, administers the Plan. Throughout this document, the Committee and/or its designee are referred to as the "Committee."

Below is a summary of the Plan. If there are any discrepancies between this summary and the full text of the Plan (attached as Annex A), the text of the Plan takes precedence. All determinations regarding the plan and its benefits are governed by the terms of the Plan and the administrative rules in effect from time to time.

DESCRIPTION OF THE PLAN

Annual Eligibility. Eligibility is based on the amount of first year base commissions and production rank an agency earned in the calendar year before the Plan Year.

To be eligible, agencies must meet the following requirements for the prior calendar year:

     - minimum first year base commissions of $250,000

     - a minimum life persistency of 85%

     - a minimum annuity persistency of 85% and

     - a minimum health placement ratio of 60%

No more than 50 agencies can be eligible in any Plan Year. If over 50 agencies meet the criteria, only the 50 with the highest eligible first year commissions for that year will be selected. If eligible, an agency may choose to receive restricted stock in place of a certain amount of cash compensation. Compensation consists of all commissions, overrides and allowances paid by Travelers to an agency under a general agency agreement for the sale of Travelers' life, annuity and health insurance.

Awards of Restricted Stock. Eligible agencies that choose to participate in the Plan will receive awards of restricted stock. The Committee will approve the awards, based on Travelers' recommendations and each eligible agency's election to participate. For each eligible agency or group of agencies, the Committee will determine:

     - The number of shares to be awarded to each eligible agency

     - The minimum and maximum number of eligible agencies that may participate

     - The frequency of awards and

     - All other terms and conditions that apply to Plan participation and the awards.

Annual Deferral Amount. During each annual Plan enrollment period, eligible agencies elect whether to participate in the Plan and receive restricted stock. If so, they specify the number of shares to be paid in restricted stock in place of cash compensation. The minimum deferral amount would purchase one hundred (100) shares of restricted stock. The maximum number of shares is based on the agency's eligible first year base commissions received in the calendar year prior to the Plan Year. Amounts are relative to other eligible agencies, as follows:

         RELATIVE LEVEL OF ELIGIBLE AGENCY'S
              PRODUCTION IN PRIOR YEAR                   MAXIMUM # OF SHARES
-------------------------------------------------------------------------------
Top 20% of Eligible Agencies.........................         800 Shares
21% - 40% of Eligible Agencies.......................         700 Shares
41% - 60% of Eligible Agencies.......................         600 Shares
61% - 80% of Eligible Agencies.......................         500 Shares
81% - 100% of Eligible Agencies......................         400 Shares

Shares must be in multiples of 100; no fractional shares can be elected. An agency may be required to elect the number of shares to be included in an award before knowing:

     (1) if it will be eligible to receive an award,

     (2) the number of shares to be included in an award, and

     (3) the amount of the eligible compensation.

Agencies making elections under the Plan must meet all administrative guidelines adopted by the Committee from time to time, including ensuring that elections are received on time. Once an election to receive the restricted stock is made, it cannot be revoked or changed, and participation must continue throughout the calendar year. An agency can only make changes during an enrollment period for the next calendar year.

Discounted Price of Restricted Stock. The price of the restricted stock will be based on the fair market value of Citigroup stock and then discounted. The Citigroup stock price used will be an average of the closing prices for Citigroup on the New York Stock Exchange for the five (5) trading days before the award date. That average price will be discounted at 25%.

The Committee may determine that another discount rate should be used to reflect the impact of the stock's restrictions and its potential for forfeiture. The Committee may also choose an alternate way to determine the Citigroup stock price to be discounted.

RESTRICTED STOCK

Transfer Restrictions. Agencies that receive an award may not sell, transfer, pledge, assign, margin or otherwise dispose of the restricted stock for three
(3) years after the award date. This restriction does not prohibit the agency from entering into agreements with its principal(s) and/or associated agents, if any, with respect to rights and limitations associated with the stock. However, these principal(s) and/or associated agents will have no rights under the Plan, and neither Citigroup nor its affiliates will have any liability under such agreements. The Plan does not allow funds or securities held under the Plan to have any liens attached.

The Committee reserves the right to:

     - change or extend the restricted period

     - provide for alternative restrictions during an extension

     - provide for the lapse of restrictions in installments

     - accelerate or waive any restrictions in whole or in part.

Dividends and Voting Rights. Holders of restricted stock may receive regular dividends or dividend equivalents during the restricted period. Generally, during the restricted period, a holder may direct the vote of his or her shares. The Plan Administrator will vote the shares according to the instructions it receives from the restricted stock holders. The Plan Administrator will vote restricted stock for which no votes are received in proportion to the votes that were received.

Vesting and Forfeiture. When the restricted period ends (or if the restrictions are waived), the agency, as shareholder, will have full power over the shares. Shareholders may be allowed to sell these shares to Citigroup or to an affiliate. If repurchased by Citigroup, the shares may be used for future awards under the Plan. Citigroup has no commitment to purchase any shares.

In order to keep the shares it has been awarded, each agency must continue to maintain certain levels of performance throughout the restricted period. If, at any time during the restricted period, the agency fails to meet the minimum eligibility and persistency requirements for the plan year of the original deferral, the agency will forfeit all restricted stock awarded for that Plan Year. The Committee will make forfeiture determinations separately for each award, for each Plan Year based on Travelers' recommendations.

An agency will also forfeit all restricted stock awards outstanding if, for any reason, it fails to maintain its general agency agreement with Travelers throughout the restricted period.

If restricted stock is forfeited, Citigroup will pay the agency 90% of the dollar amount of the deferred compensation relating to the forfeited stock award, without interest. This cash payment will satisfy all obligations of Citigroup, Travelers and its affiliates to the agency, relating to the original deferral election and the restricted stock award. Once forfeited, an agency has no further rights in the restricted stock.

ADMINISTRATION OF THE PLAN

The Committee. The Committee is made up of 8 members; none of whom are employees of Citigroup. The Committee may delegate some or all of its authority to others.

Powers of the Committee.  The Committee has the exclusive right to:

     - designate eligible agencies,

     - determine eligibility requirements,

     - determine minimum and maximum compensation payable in restricted stock and all other terms of participation,

     - determine and/or modify the conditions of vesting and forfeiture and other terms and conditions of the awards under the Plan, and

     - make all other determinations in the interpretation and administration of the Plan.

The Committee has the authority to administer and interpret the Plan, and its decisions are final, binding and conclusive. Any claims or disputes relating to the awards granted under the Plan will be resolved by arbitration, according to the rules and procedures of the American Arbitration Association.

Reports. At least once a year, Citigroup will send each agency a report on the amount and status of its award(s). Agencies may request additional information about the Plan and its administrators by contacting The Travelers Insurance Company, Attention: Plan Administrator, Travelers Life and Annuity Agency Capital Accumulation (CAP) Plan, One Tower Square, Hartford, CT 06183; telephone number (860) 277-8168.

Authorized Shares. One hundred thousand (100,000) shares of common stock may be issued under the Plan. These shares will be purchased from the open market and reissued, as awards. The total number of shares may be increased or decreased, as determined by the Committee, due to stock dividend, recapitalization, stock split or other transaction that materially affects the common stock.

Award Agreements and Stock Certificates. Generally, an agency has no rights to a restricted stock award until it signs and returns a Restricted Stock Award Agreement. Any stock certificate registered in the agency's name will contain a legend describing the terms and restrictions that apply to the restricted stock. At its option, Citigroup may make a book entry (i.e., a computerized or manual entry) in its records to evidence an award.

Citigroup's book entry system consists of a computerized tracking system which records items such as awards, transactions, elections and proxy mailings. Citigroup's records are binding on the agencies.

Once the restricted period is over, agencies may direct Citigroup to issue certificates to other individuals or to credit their Tower Square Securities Inc. brokerage accounts with all or a portion of the common stock. This must be done in writing, and neither Citigroup, Travelers nor its affiliates will have any liability in connection with these transactions.

The Committee may require Citigroup to hold any stock certificate issued in connection with the restricted stock until the restricted period is over.

RELATIONSHIP AMONG CITIGROUP, THE COMPANY, AND THE AGENCY

The Capital Accumulation Plan described in this prospectus is for the benefit of general agencies only. Citigroup and the agency enter into the agreement for the restricted stock award. Agreements between an agency, its principals and associated agents do not create any legal obligations on the part of Citigroup, Travelers or any of their affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THOSE WHO RECEIVE RESTRICTED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING ANY AND ALL TAX CONSEQUENCES ASSOCIATED WITH THE PLAN.

Restricted Stock. Generally, an agency must include in ordinary income an amount equal to the fair market value of the restricted stock when the restricted period expires. At this time, Citigroup will withhold any tax required under the law. If the restricted stock is forfeited, there are no tax consequences. Or, under a "Section 83(b) election", an agency may choose to include as ordinary income the award's fair market value on the date that the restricted stock is transferred to it (i.e., before the restricted period expires). If an agency chooses to do this, and the stock is forfeited after being included as ordinary income for tax purposes, no deduction or tax refund is allowed for that amount. An election of this type may be made within 30 days of the date of the transfer.

An agency's tax basis for the restricted stock equals the amount of ordinary income recognized by the agency for that stock. Once the restricted period expires, if shares are sold, an agency will generally recognize capital gain or loss if the restricted stock has been held as a capital asset. The capital gain or loss will be treated as long-term if the stock sold was held for more than one (1) year.

Dividends. During the restricted period, dividends paid on restricted stock are taxable as compensation to the agency. However, dividends are taxable as dividend income, not compensation, if an agency has made a Section 83(b) election, and/or if dividends are received after the restricted period expires. Dividends taxed as dividend income are not subject to withholding requirements.

CHANGE OF CONTROL

If there is a change of control, as defined in the Plan, all restrictions on the restricted stock awards will immediately lapse. The change of control may consist of one or more events.

AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN

The Board of Directors of Citigroup may terminate, amend or modify the Plan at any time. However, the Board cannot make any change that would adversely affect an agency's existing award without that agency's consent.

                                USE OF PROCEEDS

Citigroup will not receive cash proceeds from agencies in connection with issuing restricted stock.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this document by reference:

     - The Annual Report on Form 10-K, as amended, of the Company for the fiscal year ended December 31, 1997

     - The Company's Quarterly Reports on Form 10-Q, for the three-, six- and nine-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998

     - The Company's Current Reports on Form 8-K, dated January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998, April 20,
       1998, June 1, 1998, July 20, 1998, August 18, 1998, August 31, 1998
       October 8, 1998, October 21, 1998, October 26, 1998, October 29, 1998,
       November 1, 1998 and November 13, 1998.

     - The description of the Company's Common Stock contained in the Company's registration statement on Form 8-B, dated May 10, 1988, as updated by the description of the Company's Common Stock contained in the Company's Registration on Form S-4 dated June 11, 1998 (File No. 333-56389), and any amendment or reports filed for the purpose of further updating such description.

While this offering is effective, all documents filed under certain sections of the Securities Exchange Act are deemed to be incorporated by reference to this prospectus, as of the date the document is filed. If any of these documents have information that differs from this prospectus, please rely on the information in this prospectus.

Upon request, Citigroup will provide, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, attention: Agency Sales, Plan Administrator, Travelers Life and Annuity, Agency Capital Accumulation (CAP) Plan, One Tower Square, Hartford, CT 06183; telephone number (860) 277-2232.

                             AVAILABLE INFORMATION

Citigroup files reports, proxy statements and other information with the Securities and Exchange Commission (SEC), as required by law. You may read and copy this information and other information filed by Citigroup, at the following locations:

     - SEC's public reference rooms located at 450 Fifth Street, NW, Washington, DC 20549

     - SEC's regional offices at 7 World Trade Center, New York, NY 10048

     - Citicorp Center, 500 West Madison Street, Chicago, IL 60661

     - New York Stock Exchange, Inc., 20 Broad St., New York, NY 10005

You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You may also access the SEC's website (http://www.sec.gov) that contains all information that issuers, such as Citigroup, file electronically with the SEC. Additional information about Citigroup may be obtained by accessing the Citigroup website at http://www.citigroupinfo.com.

This prospectus is a part of the Form S-3 Registration Statement filed with the SEC in order to allow Citigroup to offer the shares. The prospectus does not contain all of the information included in the Registration Statement. You should refer to the Registration Statement for more information about Citigroup and these securities.

                                 LEGAL MATTERS
--------------------------------------------------------------------------------

Citigroup's General Counsel -- Corporate Law, Stephanie B. Mudick has passed upon the validity of the shares issued under the Plan. Ms. Mudick, General Counsel-Corporate Law -- and Assistant Secretary of the Company, beneficially owns or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's common stock.

                                    EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and schedules of Travelers Group Inc. ("Travelers") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference or included in Travelers' Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein), which reports state that KPMG Peat Marwick LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996, and for each of the two years in the period ended December 31, 1996 and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Anderson LLP. The consolidated financial statements of Travelers referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing.

The consolidated financial statements of Citicorp and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the 1997 Citicorp Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The supplemental consolidated financial statements and schedule of Citigroup Inc. (formerly, Travelers Group Inc.) ("Citigroup") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Citigroup's Current Report on Form 8-K dated October 26, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants as set forth in their report thereon, included therein and incorporated herein by reference, which report states that KPMG Peat Marwick LLP did not audit the Salomon Financials (as defined above) and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Generally accepted accounting principles proscribe giving effect to a consumated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Citigroup after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports given the authority of said firms as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                                                                         ANNEX A

                       TRAVELERS LIFE AND ANNUITY AGENCY

                           CAPITAL ACCUMULATION PLAN

SECTION 1.  Purpose of the Plan.

     The name of this plan is the TRAVELERS LIFE AND ANNUITY AGENCY CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation ("TIC") and an indirect wholly owned subsidiary of Citigroup Inc. (the "Company") and THE TRAVELERS LIFE AND ANNUITY COMPANY, a Connecticut corporation and a wholly owned subsidiary of TIC (together with TIC, the "Insurance Companies") to attract, retain and motivate Agencies (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and its affiliates and to encourage ownership of common stock, par value $.01 per share of the Company (the "Common Stock"), on the part of Agencies. The Plan provides incentives to participating Agencies which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of Citigroup by permitting such Agencies to purchase Common Stock at a discount, provided that the Agencies continue to meet ongoing production and/or performance thresholds established by the Insurance Companies from time to time.

SECTION 2.  Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "AGENCY" means a sole proprietorship, partnership or corporation that is licensed and appointed by the Insurance Companies to represent the Insurance Companies in the sale of insurance or otherwise and who recruit, supervise and train individual insurance agents appointed by the Insurance Companies.

(b)   "BOARD" means the Board of Directors of the Company.

(c) "CAUSE" means conduct by a Participant that materially breaches the General Agency Agreement between the Participant and the Insurance Companies or that is demonstrably injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary or (ii) disparaging the Company, any Subsidiary of any affiliate or any of their respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Committee in its discretion.

(d)   "CHANGE OF CONTROL" shall have the meaning ascribed to such term in
      Section 11(f).

(e) "COMMITTEE" shall mean the Personnel, Compensation, and Directors Committee of Citigroup Inc., or its designee.

(f)    "COMMON STOCK" shall have the meaning ascribed to such term in Section 1.

(g)   "COMPANY" shall mean Citigroup Inc.

(h) "COMPENSATION" means all commissions, overrides, and allowances payable to an Agency pursuant to a General Agency Agreement.

(i)    "CONTINUING DIRECTORS" shall have the meaning ascribed to such term in
       Section 11(f).

(j)    "ELIGIBLE AGENCIES" shall have the meaning ascribed to such term in
       Section 3(a).

(k) "ELIGIBLE FIRST YEAR BASE COMMISSION" shall have the meaning ascribed to such term in Section 3(b).

(l) "GENERAL AGENCY AGREEMENT" shall mean a valid agency agreement between the Insurance Companies and an Agency, whereby the Agency agrees to sell insurance products sponsored by the Insurance Companies for cash compensation.

(m)  "INSURANCE COMPANIES" shall have the meaning ascribed to such term in
     Section 1.

(n)  "MAXIMUM DEFERRAL SCHEDULE" shall have the meaning ascribed to such term in
     Section 4(e).

(o) "PARTICIPANT" means an Eligible Agency that elects to participate in the Plan.

(p)   "PARTICIPATION AGREEMENT" shall have the meaning ascribed to such term in
      Section 4(a).

(q)   "PLAN" shall have the meaning ascribed to such term in Section 1.

(r) "PLAN ADMINISTRATOR" shall be the Committee, provided that the Committee may appoint an individual or an entity as the "Plan Administrator."

(s)   "PLAN YEAR" shall mean calendar year.

(t) "PRODUCERS" shall mean any principal of an Agency or any agent affiliated with such Agency.

(u) "RESTRICTED STOCK AWARD AGREEMENT" shall have the meaning ascribed to such term in Section 7(b).

(v) "RESTRICTED PERIOD" means the three-year period (or such other period determined by the Committee) together with any extension thereof approved pursuant to the Plan, commencing on the date of an award of Restricted Stock.

(w) "RESTRICTED STOCK" means shares of Common Stock that are subject to the restrictions and potential forfeiture set forth in Section 7.

(x) "SUBSIDIARY" means any entity at least one-half of whose outstanding voting stock, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by the Company, or which is otherwise controlled directly or indirectly by the Company.

SECTION 3.  Eligibility Requirements.

(a) ELIGIBLE AGENCY. As determined by the Insurance Companies, agencies that, in the calendar year immediately preceding a Plan Year, (i) received Eligible First Year Base Commissions in excess of $250,000 and (ii) maintained a minimum life persistency level of 85%, a minimum annuity persistency level of 85% and a minimum health placement ratio of 60% with regard to the Insurance Companies' policies shall be eligible to participate in the Plan for a particular Plan Year; provided that no more than 50 agencies may be eligible to participate in the Plan in any Plan Year. In the event that for any Plan Year more than 50 agencies meet the requirements set forth in subsections (i) and (ii) of this paragraph, only the 50 agencies with the highest Eligible First Year Base Commissions for such calendar year will be Eligible Agencies for the following Plan Year.

(b) ELIGIBLE FIRST YEAR BASE COMMISSIONS. For purposes of this Plan, "Eligible First Year Base Commissions" for a calendar year shall mean the total first year base commission paid to an Agency by any of the Insurance Companies for business written by the Agency during such calendar year, reduced by 50% of the first year base commission for such calendar year generated by the personal production of the principal(s) of the Agency.

(c) The Committee shall have the right to modify the eligibility requirements in the future at any time in its discretion, based upon recommendations made by the Insurance Companies.

SECTION 4.  Participation.

(a) METHOD OF MAKING PARTICIPATION ELECTIONS. An Eligible Agency may elect to participate in the Plan beginning on the following January 1 or such other date established by the Committee (the next Plan Year) by delivery of a written election on a form approved by the Committee (the "Participation Agreement"), prior to the end of the preceding calendar year, subject to the procedures and conditions established by the Committee; from time to time, provided that for the initial Plan Year, the Committee may, in its discretion, permit Eligible Agencies to participate in the Plan for the remainder of the Plan Year by delivery of the Participation Agreement to the Plan Administrator within 30 days of the implementation of the Plan.

(b) ELECTION TO DEFER. Subject to the provisions of this Section 4, in order to participate, the Eligible Agency must elect to defer part of its Compensation by designating in the Participation Agreement the portion of its Compensation to be deferred under the Plan. A separate Participation Agreement must be completed for each Plan Year in which a Participant makes deferrals under the Plan.

(c) ELECTION IS IRREVOCABLE. An election by an Eligible Agency to defer receipt of any Compensation for a Plan Year made under this Section 4 is irrevocable.

(d) AMOUNT OF DEFERRAL. An Eligible Agency may elect to defer an amount of Compensation that will purchase a specified number of shares of Common Stock, or such other amount as determined by the Committee prior to the beginning of the Plan Year to which such election relates, and subject to the minimum and maximum deferral amounts for each Plan Year and the administrative procedures and guidelines established by the Committee, from time to time.

(e) PARTICIPATION LEVELS. The minimum deferral for each Plan Year is the amount which, in accordance with the provisions hereof, would purchase 100 shares of Restricted Stock. The maximum amount of commissions which may be deferred for a Plan Year for any Eligible Agency is the amount which, in accordance with the provisions hereof, would purchase 800 shares of Restricted Stock on behalf of the Eligible Agency during the Plan Year for which the election is made; provided that each Eligible Agency's maximum number of shares for each Plan Year will be determined by the amount of Eligible First Year Base Commissions received by such Eligible Agency in the immediately preceding Plan Year relative to other Eligible Agencies, in accordance with the following schedule (the "Maximum Deferral Schedule"):

           RELATIVE LEVEL OF ELIGIBLE AGENCY'S
                PRODUCTION IN PRIOR YEAR                   MAXIMUM # OF SHARES
------------------------------------------------------------------------------
Top 20% of Eligible Agencies.............................      800 Shares
2nd 20% of Eligible Agencies.............................      700 Shares
3rd 20% of Eligible Agencies.............................      600 Shares
4th 20% of Eligible Agencies.............................      500 Shares
5th 20% of Eligible Agencies.............................      400 Shares

      If an Eligible Agency elects to defer a larger number of shares than the Maximum Deferral Schedule would permit, such Eligible Agency's deferral amount shall be reduced to the amount permitted. The Committee reserves the right to modify the participation levels in the future, at any time, in its discretion, based on recommendations made by the Insurance Companies.

SECTION 5.  Suspension of Contribution Eligibility and Reinstatement.

(a) SUSPENSION. Once a Participant in the Plan, an Agency will be suspended from contributing to the Plan beginning January 1st following a calendar year in which the Agency did not meet the Eligibility Requirements set forth in subsections (i) and (ii) of Section 3(a).

(b) REINSTATEMENT. An Agency will be eligible to recommence contributions to the Plan on the January 1st next following the calendar year in which such Agency again meets all of the eligibility requirements set forth in Section 3(a).

SECTION 6.  Amount and Form of Awards.

(a) RESTRICTED STOCK. Eligible Agencies that make a timely election shall be awarded Restricted Stock in such amounts as are described below. Awards of Restricted Stock shall be granted at such time as the Committee may in its discretion determine, and the Committee may also in its discretion provide for alternative methods for grants of awards. Awards of Restricted Stock will be made in lieu of cash payment of the amount of Compensation deferred in accordance with the Plan and the Participation Agreement.

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Restricted Stock shall be not more than one hundred thousand (100,000) shares of Common Stock, subject to adjustment as provided in
     Section 9. The shares issued hereunder may be authorized but unissued shares or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited prior to the end of the Restricted Period, the shares of Common Stock subject to such award of Restricted Stock will become available for future awards.

SECTION 7.  Restricted Stock.

(a) The number of shares of Restricted Stock awarded to a Participant under the Plan shall be determined by a formula or formulas approved by the Committee, based on the elections made by Eligible Agencies under the Plan. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of the Restricted Stock, the fair market value of Common Stock shall be discounted at a rate of 25% in determining the number of shares of Restricted Stock to be awarded. The Committee may, where it deems appropriate, and in its discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Common Stock for an award will be the average of the Common Stock's closing prices on the Composite Tape of the New York Stock Exchange, Inc. for the five (5) trading days prior to the date of the award. The dollar value of an award will be divided by the discounted market value to determine the number of shares of Restricted Stock in an award. The value of fractional shares will be paid in cash. In the event the Committee provides for alternative methods for grants of awards, the Committee may, in its discretion, provide for alternative methods of determining the fair market value of the Common Stock for such awards, and may also provide for alternative forfeiture provisions.

(b) Unless the Committee determines otherwise, a Participant shall not have any rights with respect to an award of Restricted Stock unless or until such Participant has executed an agreement evidencing the award in form and substance satisfactory to the Committee (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company. Each Participant that is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. In the event a certificate is not issued in the name of a Participant, a "book entry" (i.e., a computerized or manual entry) will be made in the records of the Company to evidence an award of shares of Restricted Stock to such Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

           "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Travelers Life and Annuity Agency Capital Accumulation Plan and a Restricted Stock Award Agreement
entered into between the registered owner and Citigroup Inc. Copies of such Plan and Agreement are on file in the offices of Citigroup Inc."

      Any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock will be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of such issuance of a certificate for Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

(c) The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

       (i) Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during the Restricted Period (including any extensions), the Participant shall not be permitted to sell, transfer, margin, pledge or assign Restricted Stock awarded under the Plan. The foregoing shall not prohibit a Participant from entering into agreements with its Producers, if any, with respect to rights and obligations associated with the Restricted Stock which rights and obligations shall only become enforceable against the Participant after the restrictions on the Restricted Stock shall have lapsed. Producers shall have no rights hereunder and neither the Committee, the Company nor any of its Subsidiaries or affiliates nor any of their respective directors, officers or employees shall have any liability thereunder or with respect thereto. The Committee may, in its discretion, (x) initially provide for an alternative Restricted Period or alter the Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its discretion.

      (ii) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of its shares of Restricted Stock during the Restricted Period, in accordance with paragraph (e) of this Section 7. The Participant shall have the right during the Restricted Period to receive any regular dividends or dividend equivalents on such shares of Restricted Stock. The Committee shall in its discretion determine the Participant's rights with respect to extraordinary dividends or distributions on the shares of Restricted Stock.

      (iii) Shares of Common Stock shall be delivered to the Participant by crediting the Participant's brokerage account at Tower Square Securities, Inc. promptly after, and only after, the Restricted Period has expired (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 7) so long as there has been no event resulting in forfeiture of such award of Restricted Stock. The Participant may, instead of receiving all of the Common Stock, direct the Company in writing to credit the brokerage accounts of certain of its Producers at Tower Square Securities, Inc. with all or a portion of the Common Stock; provided such notice is received at least ten (10) days prior to the date the restrictions lapse, and further provided, that neither the Committee, the Company nor any of its Subsidiaries or affiliates, nor any of their respective directors, officers or employees shall have any liability to any Agency or Producer with respect to such issuance.

(d) Subject to the provisions of paragraph (c)(i) of this Section 7, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including any extensions):

      Each award of Restricted Stock shall be subject to forfeiture in the event that the Agency fails to meet the thresholds of Eligible First Year Base Commissions and the minimum persistency requirements (as outlined in subsections (i) and (ii) of Section 3(a) hereof) established as the eligibility requirements to participate in the Plan Year of the original deferral in each of such Plan Year and the two calendar years immediately following such Plan Year. In the event of such failure, the Agency shall forfeit all Restricted Stock awarded with respect to such Plan Year. Forfeiture determinations will be made separately for each award with reference to the applicable Plan Year for that award. In addition, unless the Committee in its discretion shall determine otherwise, failure by a Participant to maintain its Agency Agreement, for any reason whatsoever with the Insurance Companies throughout the Restricted Period will result in forfeiture of all outstanding awards of Restricted Stock previously awarded to such Participant. Upon forfeiture, the Participant will have no further rights in the Restricted Stock. Instead, the Insurance Companies shall pay to the Agency an amount equal to 90% of the amount of the deferred Compensation related to such forfeited Restricted Stock Award, without interest. Such cash payment shall be in full satisfaction of all obligations of the Company and the Insurance Companies to the Agency in relation to both the original election to defer Compensation and the Restricted Stock Award. The determination of whether there is a reduction in Eligible First Year Base Commissions and/or a failure to meet the persistency requirements in Section 3(a) hereof in any given year compared to the applicable Plan Year resulting in forfeiture will be made by the Committee, in its discretion, based on information supplied by the Insurance Companies. In the event any reduction in Eligible First Year Base Commissions or reduction in persistency resulting in forfeiture is the result of the Insurance Companies terminating the Participant's appointment other than for Cause, the restrictions on all Restricted Stock previously awarded to such Participant will immediately lapse. In the event any reduction in Eligible First Year Base Commission resulting in forfeiture is the result of the Insurance Companies withdrawing from a market or product that is material to a Participant's business, all determinations of forfeiture with respect to such Participant under this
      Section 7 shall be recalculated and the Participant's applicable threshold of Eligible First Year Base Commissions for the Plan Year for which the original deferral was made shall be reduced by the percentage of such Eligible First Year Base Commissions that was attributable to the market or product withdrawn, as determined by the Committee, in its discretion, provided, however, that if the reduction is 90% or more, the restrictions on all Restricted Stock previously awarded to such Participant will immediately lapse. For these purposes, (i) whether a "withdrawal" has occurred will be a determination made by the Committee in its discretion based on information supplied by the Insurance Companies and (ii) "material" shall be deemed to be 10% of that Participant's Eligible First Year Base Commission writings with the Insurance Companies; provided, however, that the Committee shall have the discretion to deem any other circumstances or event to be a material withdrawal.

(e) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award of Restricted Stock, during the Restricted Period the shares of Restricted Stock shall be voted by the Company's senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan Administrator"), and the Plan Administrator shall vote such shares in accordance with instructions received from Participants. Shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from the Participants in the Plan.

SECTION 8.  Administration.

     The Plan shall be administered by the Committee.

     In particular, the Committee shall have the authority based, on recommendation from the Insurance Companies:

(a)  to select those Agencies that are Eligible Agencies;

(b) to determine whether and to what extent Restricted Stock is to be granted to Eligible Agencies hereunder;

(c) to determine the number of shares of Restricted Stock to be covered by each award granted hereunder;

(d) to grant awards of Restricted Stock to Participants pursuant to the terms of the Plan;

(e) to determine the amount of Eligible First Year Base Commission (and the components of such amount, if any,) that must be earned before a Restricted Stock Award can be elected hereunder;

(f) to determine the persistency requirements for the life, annuity and health lines of business;

(g) to determine the minimum and maximum limits on deferrals payable in Restricted Stock that can be elected hereunder;

(h) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award of Restricted Stock granted hereunder; and

(i) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions and forms of agreements evidencing the Restricted Stock.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, the Insurance Companies, the Eligible Agencies and the Participants. The Committee may delegate some or all of its authority over the administration of the Plan to any other persons or a committee.

SECTION 9.  Adjustments upon a Change in Common Stock.

     In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, distribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if in the determination of the Committee in its discretion such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 10.  Amendment and Termination.

     The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock theretofore granted without such Participant's written consent. Subject to the foregoing limitations, the Committee shall, in its discretion, have the authority to amend certain Plan provisions to the extent necessary to permit participation in the Plan by Agencies that are located outside of the United States on terms and conditions which are comparable to those afforded to Agencies located within the United States.

SECTION 11.  General Provisions.

(a) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal, state or international securities law.

(b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Agency any right to continue to represent the Insurance Companies in the sale of insurance or otherwise, as the case may be, nor shall it interfere in any way with the right of the Company or any of the Insurance Companies to terminate the agency relationship with any of its Agencies at any time or for any reason. Nothing contained herein is intended or shall be construed to modify or supersede the terms of any existing contracts between an Agency and the Insurance Companies, including but not limited to any General Agency Agreement, any profit sharing or performance plus agreement or any agency benefits agreement.

(c) No member of the Board or the Committee, nor any director, officer or employee of the Company or the Insurance Companies acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan and all members of the Board and the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company or the Insurance Companies, as the case may be, in respect of any such action, determination or interpretation.

(d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

(e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income taxes or other amounts required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Stock upon the lapse of restrictions on Restricted Stock that the Eligible Agency pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income taxes or other amounts. If the amount requested is not paid, the Company may refuse to issue shares.

(f) Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (defined below), the restrictions on each award of Restricted Stock shall immediately lapse. "Change of Control" shall mean the occurrence of any of the following, unless such occurrence shall have been approved or ratified by at least a two-thirds ( 2/3) vote of the Continuing Directors (defined below): (A) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Citigroup Inc. or any affiliates thereof, shall have become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of shares of stock of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for election of the directors of the Company, or (B) there shall have been a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four
     (24) months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of such period, or who were approved as directors pursuant to the provisions of this paragraph (the "Continuing Directors").

(g) The Company may deduct any indebtedness which is owed by the Agency to the Insurance Companies that is due and payable, arising from any transactions involving the Insurance Companies and the Agency from any amounts payable to the Agency hereunder, including but not limited to shares of Common Stock.

(h) All claims and disputes between an Agency and the Company or any of the Insurance Companies or any of their respective subsidiaries or affiliates arising out of the Plan or any award granted hereunder shall be submitted to arbitration in accordance with the rules and procedures of the American Arbitration Association. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 11(h) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

(i) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

(j) No Common Stock or other securities shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal, state and international securities and insurance statutes, rules and regulations.

(k) If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

(l) Each Restricted Stock Award Agreement is entered into by the Agency and the Company, and the Agency's Producers are not a party to it and shall have no rights thereunder or hereunder. Any arrangements or undertakings entered into between an Agency and such Agency's Producers establish rights and obligations solely between and among such parties and do not create any obligations on the part of or bind the Company, the Insurance Companies or any of their respective subsidiaries or affiliates, none of which shall have any liability thereunder. The Producers must look to the Agencies, and not to the Company, the Insurance Companies nor any of their respective subsidiaries or affiliates, for the benefit of any obligations the Agencies may have undertaken pursuant to any arrangement and the Producers bear all risk with respect to the fulfillment by the Agencies of such obligations. This Plan and the Restricted Stock Award Agreements are for the protection and benefit of the Company and the Eligible Agencies and no other person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection therewith.

SECTION 12.  Effective Date of Plan.

     The Plan was adopted October 20, 1998 by the Board and will become effective January 1, 1999 with respect to Compensation earned on or after January 1, 1999. The Plan shall remain effective until terminated by the Board in accordance with Section 10.

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

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


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee.

Securities and Exchange Commission Filing Fee...............  $ 1,294
Printing Fees and Expenses..................................   10,000
Accounting Fees and Expenses................................   15,000
Miscellaneous...............................................      206
                                                              ----------
      Total.................................................   26,500
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 4 of Article IV of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

  EXHIBIT
  NUMBER                                                     DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------------


       5.1   Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, with respect to the legality of securities being registered.

  EXHIBIT
  NUMBER                                                     DESCRIPTION
------------  ------------------------------------------------------------------------------------
      23.1     Consent of Stephanie B. Mudick, Esq. (included in her opinion filed as Exhibit 5.1).
      23.2     Consent of KPMG Peat Marwick LLP.
      23.3     Consent of KPMG Peat Marwick LLP
      23.4     Consent of KPMG Peat Marwick LLP
      23.5     Consent of Arthur Andersen LLP.
      24.1     Powers of Attorney of certain directors of the Company.
      99.1     The Travelers Life and Annuity Agency Capital Accumulation Plan, included as Annex A to the
               Prospectus included as part of this Registration Statement.

ITEM 17. UNDERTAKING.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Citigroup Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Citigroup Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 15th day of December, 1998.


                                        CITIGROUP INC.


                                        By: /s/ Heidi G. Miller
                                            -----------------------
                                            Heidi G. Miller
                                            Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on this 15th day of December, 1998.


        SIGNATURE                                                      CAPACITY
        ---------                                                      --------
/s/ John S. Reed                                            Chairman of the Board, Co-Chief
----------------------------                                Executive Officer (Principal
John S. Reed                                                Executive Officer) and Director

/s/ Sanford I. Weill
----------------------------                                Chairman of the Board, Co-Chief
Sanford I. Weill                                            Executive Officer (Principal
                                                            Executive Officer) and Director
/s/ Heidi G. Miller
----------------------------                                Chief Financial Officer
Heidi G. Miller                                             (Principal Financial Officer)

/s/ Irwin Ettinger
----------------------------                                Chief Accounting Officer
Irwin Ettinger                                              (Principal Accounting Officer)

/s/ Roger W. Trupin
----------------------------                                Controller
Roger W. Trupin                                             (Principal Accounting Officer)

            *
----------------------------                                Director
C. Michael Armstrong


            *
----------------------------                                Director
Judith Arron


            *
----------------------------                                Director
Alain J. P. Belda


            *
----------------------------                                Director
Kenneth J. Bialkin


            *
----------------------------                                Director
Kenneth T. Derr


            *
----------------------------                                Director
John M. Deutch


            *
----------------------------                                Director
Ann Dibble Jordan


            *
----------------------------                                Director
Reuben Mark


            *
----------------------------                                Director
Michael T. Masin


            *
----------------------------                                Director
Dudley C. Mecum


            *
----------------------------                                Director
Richard D. Parsons


            *
----------------------------                                Director
Andrall E. Pearson


            *
----------------------------                                Director
Robert B. Shapiro






            *
----------------------------                                Director
Franklin A. Thomas


            *
----------------------------                                Director
Edgar S. Woolard


            *
----------------------------                                Director
Arthur Zankel


*By:  /s/ Heidi G. Miller
      --------------------------
      Heidi G. Miller
      Attorney-in-fact

                                   EXHIBITS
                                   --------

       5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, with respect to the legality of the securities being registered.

      23.1 Consent of Stephanie B. Mudick, Esq. (included in her opinion filed as Exhibit 5.1).

      23.2  Consent of KPMG Peat Marwick LLP.

      23.3  Consent of KPMG Peat Marwick LLP.

      23.4  Consent of KPMG Peat Marwick LLP.

      23.5  Consent of Arthur Andersen LLP.

      24.1  Powers of Attorney of certain directors of the Company.

      99.1 The Travelers Life and Annuity Agency Capital Accumulation Plan, included as Annex A to the Prospectus included as part of this Registration Statement.